Exhibit 10.4

SUBSCRIPTION AGREEMENT

BACK TO THE PRESENT, LLC

SUBSCRIPTION AGREEMENT (“Subscription Agreement”) made as of the date fully executed by the Subscriber identified on the signature page (the “Subscriber”) and Back to the Present, LLC, a New York limited liability company (the “Company”), with an address of 172 East 95 Street, #1, New York, NY 10128.

WHEREAS, the Company desires to issue uncertificated units Membership Interests of the Company (“Membership Interests”) in a private placement (the “Offering”) on the terms and conditions set forth herein, and the Subscriber desires to acquire the number and class of Membership Interests set forth on the signature page hereof and to be admitted to the Company as a Member (as defined in that certain Operating Agreement of the Company, the “Operating Agreement,” attached hereto as Exhibit A); and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

SECTION 1

1.1. Subscription. Subject to the terms and conditions hereinafter set forth or in any rider attached hereto and incorporated herein, the Subscriber hereby subscribes for and agrees to purchase from the Company the Membership Interests set forth on the signature page hereof for the aggregate purchase price set forth on the signature page hereof (the “Capital Commitment”). The Capital Commitment shall be delivered in accordance with the terms set forth on the signature page hereto. The Company reserves the right to reject this subscription, in whole, at any time prior to a Closing (as defined below). Each Membership Interest funded and rightfully held by the Subscriber shall warrant payment of one percentage point of all net profits earned by the Company to the Subscriber within thirty (30) calendar days of receipt of such funds by the Company at its preferred financial institution.

1.2. Offering Period. Upon receipt by the Company of a fully completed and executed Subscription Agreement and Joinder Agreement to the Operating Agreement of the Company in the form attached as Exhibit C (“Joinder Agreement”) and delivery of any portion of the Capital Commitment due upon acceptance of this Subscription Agreement, and upon the Company’s acceptance of the Subscriber’s subscription, the Company will, execute and deliver to the Subscriber its counterpart signature to this Subscription Agreement and the Joinder Agreement and shall record the Subscriber’s Membership Interests in the Company in the amount accepted by the Company (the “Closing”). There is no minimum amount of subscriptions pursuant to this Offering that the Company must receive before it may close on and use any part of the Subscriber’s subscription hereunder. Subscriptions will be sold at a rate of Eight Thousand Five Hundred United States Dollars ($8,500 USD) per membership interest if this agreement is dated May 1st, 2023 or prior, Nine Thousand United States Dollars ($9,000 USD) per membership interest if this agreement is dated August 5th, 2023 or prior, but later than May 1st, 2023, Ten Thousand Five Hundred United States Dollars ($10,500 USD) per membership interest if this agreement is dated November 10th 2023 or prior, but later than August 5th, 2023, Twelve Thousand Five Hundred United States Dollars ($12,500 USD) if this agreement is dated October 11th, 2024 or prior, but later than November 5th, 2023, Fifteen Thousand Five Hundred United States Dollars ($15,500 USD) if this agreement is dated October 12th, 2024 or later.

1.3. Release of Funds. The Company will deposit all funds in its account received pursuant to this Offering, and the proceeds of any loans, and shall be authorized to be spent upon receipt of funds pursuant to this Subscription Agreement.

SECTION 2

2.1. Company Representations and Warranties. The Company, hereby acknowledges, represents and warrants to and agrees with the Subscriber that, except as otherwise disclosed herein, as of the date of each Closing, as follows:

(a)               The Company is a limited liability company duly organized under the laws of the State of New York, entitled to own its property of a material nature and to carry on its business of a material nature as and in places where such property will be owned or operated and such business will be conducted;

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(b)               The Company, by appropriate and required company action of the Manager, will have duly ratified the execution of this Subscription Agreement and authorized the issuance and delivery of the Membership Interests. The issuance of such Membership Interests pursuant to this Subscription Agreement is not subject to preemptive or other rights of any members and when issued in accordance with the terms of this Subscription Agreement, the Membership Interests will be validly issued, fully paid and non-assessable; and

(c)               Performance of this Subscription Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the organizational documents of the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of a material nature of the Company, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement of instrument binding upon the Company.

SECTION 3

3.1. Investor Representations and Warranties. The Subscriber hereby acknowledges, represents and warrants to and agrees with the Company as follows:

(a) The Subscriber is acquiring the Membership Interests for the Subscriber’s own account for investment and not with a view to resale or distribution in whole or in part.

(b) The Subscriber acknowledges the Subscriber’s understanding that the offering and sale of the Membership Interests has not been registered under the Securities Act of 1933, as amended (the “Act”), and is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and/or Regulation D under the Act, as promulgated by the United States Securities and Exchange Commission (the “Commission”). In furtherance thereof, the Subscriber represents and warrants that the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of this investment and is able to bear the economic risk of this investment.

(c) The Subscriber will not sell or otherwise transfer any of the Membership Interests without registration under the Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of the Subscriber’s purchase for an indefinite period of time because, among other reasons, the Membership Interests have not been registered under the Act and, therefore, cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act (for which the Company has made no commitment) or an exemption from such registration is available. The Subscriber also understands that sales or transfers of the Membership Interests may be further restricted by the provisions of state securities laws and restrictions on transfer set forth in the Operating Agreement.

(d) The Subscriber has adequate means of providing for the Subscriber’s current needs and foreseeable contingencies, has no need for liquidity in this investment, and can afford the loss of this entire investment. Upon completion of this Subscription Agreement, the investor will be afforded seventy-two (72) hours to electronically wire the agreed upon funds to the Company’s account of choice at its preferred financial institution.

(e) The Subscriber has received and reviewed any information about the Company (all such material, the “Business Information”) requested by the Subscriber, has been given the opportunity to ask questions of and receive answers from the Company concerning the Company and this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which was otherwise provided in order for the Subscriber to evaluate the merits and risks of the purchase of the Membership Interests.

(f) The Subscriber acknowledges that the Offering may involve tax consequences and that the Subscriber has not been provided by the Company or any manager, officer, employee, agent or affiliate thereof with any tax advice or information.

The Subscriber acknowledges that the Subscriber must retain the Subscriber’s own professional advisors to evaluate the tax and other consequences of an investment in the Membership Interests.

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(g) No representations or warranties have been made to the Subscriber by the Company or any manager, officer, employee, agent or affiliate thereof, other than the representations of the Company set forth herein.

(h) The Subscriber has reviewed and is aware of the risk factors associated with the Company and this Offering set forth on Schedule I attached hereto.

(i) The foregoing representations, warranties and agreements shall survive the acceptance of this subscription and the issuance of any Membership Interests.

3.2. Investor Awareness. The Subscriber acknowledges, represents, warrants, agrees and is aware that:

(a) No federal or state agency has passed upon the Membership Interests or made any findings or determination as to the fairness or merits of this investment;

(b) An investment in the Membership Interests is an illiquid investment and the Subscriber must bear the economic risk of investment in the Membership Interests for an indefinite period of time if the Membership Interests are not registered;

(c) There is not expected to be an established market for the Membership Interests when the Membership Interests become eligible for resale by the Subscriber, and there is not expected to be any ongoing active trading market for the Membership Interests at any time; and

(d) The foregoing acknowledgments, representations, warranties and agreements shall survive the acceptance of this subscription and the issuance of any Membership Interests.

SECTION 4

4.1. Restrictions on Transferability and Compliance with the Securities Act.

(a) Restriction. In addition to the restrictions set forth in the Operating Agreement, the Membership Interests cannot be publicly resold by the holder thereof without registration under the Act and compliance with the prospectus delivery requirements thereof, or the availability of an exemption therefrom and delivery to the Company of the documents referred to in Section 4.2 below.

(b) Restrictive Legend. If certificates of the Membership Interests are ever issued, which the Company does not ever plan to do, the certificates representing the Membership Interests will be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THESE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO TRANSFER OF THESE MEMBERSHIP INTERESTS SHALL BE VALID OR EFFECTIVE UNLESS MADE IN ACCORDANCE WITH THE APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, OR AN AVAILABLE EXEMPTION THEREUNDER.

4.2. Requirements for Sale of Restricted Membership Interests. In the event that the Subscriber or any subsequent holder of the Membership Interests shall seek to resell or otherwise dispose of any of such Membership Interests in the absence of an effective registration statement therefore under the Act, in addition to the complying with all requirements under the Operating Agreement, the Subscriber or other holder of the Membership Interests shall be required to deliver to the Company reasonable evidence of the availability of an exemption for such sale from the registration requirements of the Act and any applicable state securities laws, including the delivery to the Company of an opinion in form and from counsel satisfactory to the Company as to the availability of such exemption(s).

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SECTION 5

5.1. Indemnity. The Subscriber shall indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any breach of warranty or failure by the Subscriber to comply with any representation or agreement herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5.2. Modification. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

5.3. Notices. Any notice, demand or other communication which any party hereto may be required or may elect to give hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States Postal Service letter box, registered or certified mail, return receipt requested, addressed to such person at such address as may be given for such purpose herein, or (b) delivered personally at such address, or (c) delivered overnight to such address by commercial courier, with all charges prepaid or billed to the account of the sender. Any and all notices or other communications to the Company shall be addressed to the Company at the address above, and any notices or other communications to the Subscriber shall be addressed to the Subscriber at the mailing address set forth on the signature page hereof.

5.4. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

5.5. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and ensure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, personal representatives and successors.

5.6. Gender. Wherever the context shall allow, all pronouns stated in this Agreement in the masculine shall include the female and neuter, and vice versa.

5.7. Entire Agreement. This instrument and the Operating Agreement contain the entire agreement of the parties with respect to the subject matter hereof and supersede and replace any other agreement relating to any equity investment in the Company by the Subscriber, and there are no representations, covenants or other agreements except as stated or referred to herein or therein.

5.8. Assignability. This Agreement is not transferable or assignable by the Subscriber except as may be specifically permitted hereunder.

5.9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of France, applicable to contracts wholly made and performed therein and without regard to conflicts of laws principles.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of this 9th day of October, 2024.

Please sign as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.

Signature of Subscriber

/s/ Michael Muyingo

Printed Name of Subscriber

Sun (a WY Corporation)

Residence Address

3765 S St Andrews Pl

City, State, Zip Code

Los Angeles CA 90018

Mailing Address

As above

City, State, Zip Code

Tax Identification Number or

Social Security Number: 32-0449358

Membership Interest Subscribed:

Class A Membership Interest funded at $8,500 Per Unit _______

Class B Membership Interest funded at $10,500 Per Unit _______

Class C Membership Interest funded at $12,500 Per Unit      x3

Class D Membership Interest funded at $15,500 Per Unit _______

Capital Commitment: $__37,500_____ , to be paid upon acceptance of this Subscription Agreement or as set forth in the Operating Agreement.

This subscription has been accepted as of October 9, 2024.

BACK TO THE PRESENT, LLC

By, its Managing Member,

JUSTIN SOURIAU-LEVINE STUDIOS, LLC

By: /s/ Justin Souriau-Levine

     Justin Souriau-Levine, Manager

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Schedule I

RISK FACTORS

An investment in the Membership Interests offered hereby is speculative, involves a high degree of risk and such Membership Interests should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors relating to the anticipated business of the Company and this Offering prior to making an investment decision.

RISKS RELATING TO THE COMPANY

We have a limited operating history. We have recently been formed, are still a young company, and have a limited performance history (two completed prior feature films with a theatrical release). As a result, as with most other investments, you cannot be absolutely certain how the Company will be operated, whether it will achieve its stated objectives or how it will perform financially.

We may require additional financing. Although the proceeds of the offering of the Membership Interests are expected to satisfy immediate our cash needs, we will require significant additional capital to execute our business plan. We cannot be sure that such additional financing will be available on favorable terms or at all. In the event that we are unable to secure appropriate financing, we will have to wind-up our operations and investors will lose most or all of their investment. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing equity holders. If we raise additional capital through the incurrence of indebtedness, we would likely become subject to covenants restricting our business activities, and holders of debt instruments would have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available for other activities under our business plan.

We may not effectively manage future growth. The Company expects to experience rapid growth, which will place a significant strain on its financial, managerial and operational resources. To achieve and manage growth effectively, the Company must improve and expand its operational and financial management capabilities. Moreover, the Company will need to increase staffing and effectively train, motivate and manage its employees. Failure to manage growth effectively could harm the Company’s anticipated business, financial condition or results of operations.

The Business Information provided by the Company is based on management’s assumptions, and those assumptions regarding future events may be wrong. Projections concerning the business or financial affairs of the Company that may have been discussed are for illustrative purposes only. These projections are based upon assumptions that management of the Company believes to be reasonable. However, there can be no assurance that actual events will correspond to the assumptions, and the projections, if any, should be viewed merely as financial possibilities based on the assumptions stated and not as a prediction or guarantee of future performance. Each prospective investor should carefully review the assumptions upon which these projections are based. It is likely that the actual results will vary from those set forth in the projections, and such variations may be material. Projections or conclusions regarding the financial condition of the Company, including projections regarding the profitability of the Company, may be substantially adversely affected by variance from the assumptions made by the Company.

Role of the Manager. The Manager will have exclusive control over the Company’s activities. The success of the Company will depend in part upon the skill and expertise of the Manager. The Manager may have conflicts of interest in allocating management and administrative time, services, and functions among various future entities, as well as other business ventures in which the Manager is or may become involved. The Manager will devote only so much of his time to the business of the Company as in the Manager’s judgment is reasonably required.

Lack of Member Authority. Members will have no voice or control in the day-to-day management or conduct of the affairs of the Company. The Manager will have the sole and absolute right and authority to act for and on behalf of the Company in connection with all aspects of the business of the Company. Members will be bound by all agreements made by the Manager on behalf of the Company. Accordingly, no person should invest unless he or she is willing to entrust all aspects of the management of the Company to the Manager and has evaluated and is satisfied with the Manager’s capabilities to perform such functions.

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Lack ofSeparate Representation. The Company and the Manager and their affiliates are not represented by separate counsel and it is not anticipated that they will be so represented.

RISKS RELATING TO THE OFFERING

Restrictions on resale of Membership Interests. Each Subscriber will be required to represent that the Subscriber is purchasing the Membership Interests for the Subscriber’s own account, for investment only, and not with a view to the sale or distribution thereof. Among other things, these securities may not be sold or otherwise disposed of unless registered or exempt from registration under the Securities Act of 1933, as amended and all applicable state securities laws. The Operating Agreement and the securities laws of certain states impose additional restrictions on transfers.

We are relying upon a private offering exemption for the sale of the Membership Interests. The Membership Interests are being offered under private offering exemptions from registration available under the Securities Act and the laws of the states in which the securities will be sold. If the Company should fail to comply with the requirements of these exemptions, the Subscribers may have the right to rescind their purchases if they so desire. Since compliance with the exemption rules is highly technical, it is possible that if a member seeks rescission, the Company would face severe financial demands that could have a material adverse effect on it and the non-rescinding members.

Arbitrary determination of offering price. The offering price for and other terms of the Membership Interests were determined by the Company and do not bear any relationship to any established criteria for value such as assets, book value and prospective earnings.

RISKS RELATING TO THE COMPANY’S INDUSTRY

Our success depends on the commercial success of theatrical, television, internet, home video and other distribution of motion pictures, all of which are unpredictable. In particular, the motion pictures, such as the motion picture intended to be created by the Company, rarely, if ever, achieve financial success. Operating in the motion picture business involves a substantial degree of risk. Each product is an individual artistic work, and unpredictable audience reactions primarily determine commercial success. Generally, the popularity of our products will depend on many factors, including the subject matter, subjects included in the motion picture, actors and other key talent, positive word of mouth and the property’s genre. The commercial success of our products also depends upon the quality and acceptance of motion pictures or programs that our competitors release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which will likely change. We cannot predict the future effects of these factors with certainty, any of which factors could have a material adverse effect on our business, results of operations and financial condition. While our product operates in a market with significantly higher odds of success than major motion picture films with much higher budgets, these risks are still present.

Technological advances may reduce our ability to exploit our products. The entertainment industry in general continues to undergo significant technological developments. This rapid growth of technology combined with shifting consumer tastes could change how consumers view our products. Other larger entertainment distribution companies will have larger budgets to exploit these growing trends. We cannot predict how we will financially participate in the exploitation of our products through these emerging technologies or whether we have the right to do so for any title(s) that we may produce. If we cannot successfully exploit these and other emerging technologies, it could have a material adverse effect on our business, results of operations or financial condition.

Piracy of motion pictures, including digital and Internet piracy, may reduce the gross receipts from the exploitation of our products. Motion picture piracy is extensive in many parts of the world, including China, South America, Asia, the countries of the former Soviet Union and other former Eastern bloc countries. Additionally, as motion pictures and other entertainment content are digitally distributed using emerging technologies such as the Internet and online services, piracy could become more prevalent, including in the U.S., because digital formats are easier to copy. As a result, users can download and distribute unauthorized copies of copyrighted motion pictures or other copyrighted entertainment products over the Internet. In addition, there could be increased use of devices capable of making unauthorized copies of motion pictures or other entertainment products. As long as pirated content is available to download digitally, many consumers may choose to download such pirated content rather than pay for such content. Piracy of our home video products may adversely impact the gross receipts received from the exploitation of these products, which could have a material adverse effect on our business, results of operations or financial condition.

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The coronavirus (COVID-19) outbreak could materially adversely affect our financial condition and results of operations. The novel strain of the coronavirus identified in China in late 2019 has spread throughout the world and resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns, all of which may have a material adverse effect on our business. For example, as long as the pandemic continues, we may not be able to produce our planned motion picture. The spread of COVID-19 may also cause us to modify our business practices, and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees and our business. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and our ability to perform critical functions could be harmed. The degree to which COVID-19 will impact our results will depend on future developments which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak and any new variants of COVID-19, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume, all of which could severely affect the motion picture industry and audience behavior or our ability to produce our film productions. COVID-19 has also significantly disrupted global financial markets and may limit our ability to access capital, which could in the future negatively affect our ability to pursue our business plan. The ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business or the global economy as a whole. However, the effects could have a material impact on our operations.

Terrorist activities and civil unrest could adversely affect our business. The threat of terrorism and civil unrest within the United States, France and around the world, and heightened security measures in response to such threats, may cause significant disruption to commerce, including the entertainment industry, throughout the world. Such disruption in the future could have a material and adverse effect on our business and results of operations.

Any Completion Bond which the Company secures may not offer the intended protection. The company plans to secure a completion bond with a reputable insurer, which is designed to insure the on time, on budget delivery of the picture intended to be produced by the Company. There can be no assurance that the completion bond company will fulfill its obligations or that if it does, that the picture will be delivered on time and on budget.

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EXHIBIT A

Operating Agreement

(see attached)

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EXHIBIT B

Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Operating Agreement of Back to the Present, LLC, a New York limited liability company (the “Company”) (as amended from time to time, the “Operating Agreement”), by and among the Members of the Company, and for all purposes of the Operating Agreement the undersigned shall, effective as of the date hereof, be bound by the terms and provisions of the Operating Agreement applicable to Members of the Company and be included within the term “Member” (as defined in the Agreement).

Name of Member (please print):

SUN

Signature of Member:

/s/ Michael Muyingo

Name and Title of Person Signing on behalf of Member:

Michael Muyingo, CEO

Address of Member:

3765 S St Andrews Pl., LA CA 90018

Date: OCTOBER 9, 2024

Agreed and accepted:

BACK TO THE PRESENT, LLC

By, its Managing Member,

JUSTIN SOURIAU-LEVINE STUDIOS, LLC

By: /s/ Justin Souriau-Levine, Manager

Justin Souriau-Levine, Manager

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